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                                                                   EXHIBIT 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors of
CKS Group, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-63323) of USWEB Corporation dated September 11, 1997 of our report dated January 31, 1997, with respect to the financial statements of McKinney & Silver included in the Current Report on Form 8-K/A of CKS Group, Inc. dated January 31, 1997, as amended March 6, 1997 and May 28, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina

October 21, 1998